Exhibit 10.1

Execution Copy

ELEVENTH AMENDMENT TO DELAYED

DRAW TERM LOAN CREDIT AGREEMENT

ELEVENTH AMENDMENT TO DELAYED DRAW TERM LOAN CREDIT AGREEMENT (this “Amendment”), dated January 23, 2014, by and among Par Petroleum Corporation, a Delaware corporation (the “Borrower”), the Guarantors party hereto (the “Guarantors” and together with the Borrower, each a “Credit Party” and collectively, the “Credit Parties”), ZCOF Par Petroleum Holdings, L.L.C., (the “Lender”), and Jefferies Finance LLC, as administrative agent for the Lender (in such capacity, the “Administrative Agent”).

WHEREAS, the Credit Parties, Jefferies Finance LLC, as administrative agent, and the lenders party thereto from time to time, entered into that certain Delayed Draw Term Loan Credit Agreement dated as of August 31, 2012 (as amended by the First Amendment dated as of September 28, 2012, as amended by the Second Amendment dated as of November 29, 2012, as amended by the Third Amendment dated as of December 28, 2012, as amended by the Fourth Amendment dated as of April 19, 2013, as amended by the Fifth Amendment dated June 4, 2013, as amended by the Sixth Amendment dated June 12, 2013, as amended by the Seventh Amendment dated as of June 17, 2013, as amended by the Eighth Amendment dated as of June 24, 2013, as amended by the Ninth Amendment dated as of August 1, 2013, as amended by the Tenth Amendment dated as of September 25, 2013, and as may be further amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Credit Agreement”);

WHEREAS, the Borrower desires to amend its Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to implement a reverse stock split such that every holder of the Borrower’s stock (the “Common Stock”) shall receive one share of Common Stock for every ten shares of Common Stock currently held by such holder, with such ten shares to be returned to Borrower and/or cancelled (the “Reverse Stock Split”), effective on the close of business on the day the Charter Amendment is filed with the Secretary of State for the State of Delaware (the “Effective Date”);

WHEREAS, the proposed terms of the Reverse Stock Split require that no fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split and that cash payments (for such fractional shares) will be distributed to all applicable holders in lieu of such fractional shares (the “Cash Payments”);

WHEREAS, the Borrower has requested that the Lender consent to the Cash Payments; and

WHEREAS, the Administrative Agent and Lender have agreed to provide such consent subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms used herein (including the recitals hereto) shall have the respective meaning assigned to such terms in the Credit Agreement as amended by this Amendment, unless otherwise defined herein.

2. Amendments and Consents.

(a) The Borrower hereby notifies the Administrative Agent and Lender of its intent to effect the execution of the Charter Amendment and the Reverse Stock Split, and the Cash Payments contemplated thereby, on the Effective Date.

(b) Notwithstanding any provisions set forth in the Credit Agreement, including, but not limited to, Sections 6.4, 6.5 and 6.12 of the Credit Agreement, the undersigned Lender hereby consents to (i) the Borrower making the Cash Payments and (ii) the Charter Amendment in the form attached hereto as Exhibit A. This consent is and shall be effective solely for the specific instances and purposes described herein.

(c) Notwithstanding any provisions set forth in the Credit Agreement, so long as no Default or Event of Default is continuing or would arise therefrom, the Borrower shall be permitted to make a payment of cash, in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Borrower to the extent that the Borrower is otherwise permitted to exercise such warrants, options and/or other securities in accordance with the Credit Agreement.

3. The Lender’s entry into this Amendment shall not obligate or commit the Lender to provide any other amendments, consents or waivers under the Credit Agreement or the other Loan Documents in the future, whether for purposes similar to those described herein or otherwise.

4. Representations and Warranties. Each of the Borrower and each of the Guarantors hereby confirms, reaffirms and restates the representations and warranties made by it in the Credit Agreement, as amended hereby, and confirms that all such representations and warranties are true and correct in all material respects as of the date hereof. The Borrower and each Guarantor further represent and warrant (which representations and warranties shall survive the execution and delivery of this Amendment) to the Lender that:

(a) The execution, delivery, and performance by each Credit Party of this Amendment and the consummation of the transactions contemplated hereby, (i) are within such Credit Party’s governing powers, (ii) have been duly authorized by all necessary governing action, (iii) do not contravene (x) such Credit Party’s Organizational Documents or (y) any law or any contractual restriction binding on or affecting such Credit Party, and (iv) will not result in or require the creation or imposition of any Lien prohibited by the Loan Documents;

(b) No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by any Credit Party of this Amendment, or the consummation of the transactions contemplated hereby, except for those consents and approvals that have been obtained, made or waived on or prior to the date hereof and that are in full force and effect;

(c) This Amendment has been duly executed and delivered by such Credit Party and is the legal, valid, and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar law affecting creditors’ rights generally and by general principles of equity; and

(d) No Default or Event of Default has occurred and is continuing or will result from the execution, delivery and performance of this Amendment.

5. Effect of this Amendment. Except as expressly amended, consented to or waived hereby, the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. Except as expressly set forth herein, the terms of this Amendment shall not be deemed (i) a waiver of any Default or Event of Default, (ii) a consent, waiver or modification with respect to any term, condition, or obligation of the Borrower or any other Credit Party in the Credit Agreement or any other Loan Document, (iii) a consent, waiver or modification with respect to any other event, condition (whether now existing or hereafter occurring) or provision of the Loan Documents or (iv) to prejudice any right or remedy which the Administrative Agent or Lender may now or in the future have under or in connection with the Credit Agreement or any other Loan Document.

6. Conditions Precedent.

(a) To Effectiveness of this Amendment. This Amendment shall become effective when, and only when the Credit Parties, the Administrative Agent and the Lender shall have executed this Amendment and the Administrative Agent has received counterparts of this Amendment, duly executed by each Credit Party, the Administrative Agent and the Lender (“Amendment Effective Date”).

7. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and such other documents, and no investigation by the Administrative Agent or the Lender or any closing of any transaction shall affect the representations and warranties or the right of the Administrative Agent or the Lender to rely upon them.

(b) Notices. All notices required to be made under this Amendment shall be made in the manner and at the address set forth in Section 10.2 of the Credit Agreement.

(c) Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and the Lender for all reasonable fees and out-of-pocket disbursements incurred by the Administrative Agent or the Lender in connection with the preparation, execution, delivery, administration and enforcement of this Amendment, including without limitation the reasonable fees and disbursements of counsel for the Administrative Agent and the Lender, to the same extent that the Borrower would be required to do so pursuant to Section 10.4 of the Credit Agreement.

(d) Reference to Credit Agreement. From and after the effectiveness of this Amendment, all references herein to the Credit Agreement shall mean the Credit Agreement as amended hereby and as hereafter modified, amended, restated or supplemented from time to time, and each reference in any other Loan Document to the Credit Agreement shall mean the Credit Agreement as amended hereby and as hereafter modified, amended, restated or supplemented from time to time. The Amendment shall constitute a Loan Document under the Credit Agreement for all purposes.

(e) Severability. If any provision of this Amendment is held by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f) Section Headings. Section headings herein are included for convenience of reference only and shall not affect the meaning or interpretation of this Amendment.

(g) Entire Agreement. This Amendment shall be deemed to be a Loan Document and, together with the other Loan Documents and the agreements, documents and instruments contemplated hereby, constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby and thereby.

(h) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or .pdf shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or .pdf also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(i) Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties hereto and their heirs, beneficiaries, successors and assigns. The Credit Parties may not assign this Amendment or any of their respective rights or obligations hereunder to any Person without the prior written consent of the Lender, which consent may be withheld or given in the sole discretion of the Lender.

(j) Governing Law; Venue; Jury Trial. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE CHOICE OF LAW AND VENUE PROVISIONS SET FORTH IN SECTION 10.12 OF THE CREDIT AGREEMENT, AND SHALL BE SUBJECT TO THE JURY TRIAL WAIVER SET FORTH IN SECTION 10.14 OF THE CREDIT AGREEMENT.

(k) Guarantors. Each Guarantor, for value received, hereby expressly consents and agrees to the Borrower’s execution and delivery of this Amendment, to the performance by the Borrower of its agreements and obligations hereunder and to the consents, amendments and waivers set forth herein. This Amendment, the performance or consummation of any transaction or matter contemplated under this Amendment and all consents, amendments and waivers set forth herein, shall not limit, restrict, extinguish or otherwise impair any Guarantor’s liability to the Administrative Agent and Lender with respect to the payment and other performance obligations of such Guarantor pursuant to the Guarantees. Each Guarantor hereby ratifies, confirms and approves its Guarantee and acknowledges that it is unconditionally liable to the Administrative Agent and Lender for the full and timely payment of the Guaranteed Obligations (on a joint and several basis with the other Guarantors). Each Guarantor hereby acknowledges that it has no defenses, counterclaims or set-offs with respect to the full and timely payment of any or all Guaranteed Obligations.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Eleventh Amendment to Delayed Draw Term Loan Credit Agreement as of the date first written above.

BORROWER:

PAR PETROLEUM CORPORATION, a Delaware corporation

By:	/ s/ Christopher M. Micklas
Name: Christopher M. Micklas
Title: Chief Financial Officer

GUARANTORS:

PAR PICEANCE ENERGY EQUITY LLC, a Delaware limited liability company

PAR UTAH LLC, a Delaware limited liability company

EWI LLC, a Delaware limited liability company

PAR WASHINGTON LLC, a Delaware limited liability company

PAR NEW MEXICO LLC, a Delaware limited liability company

HEWW EQUIPMENT LLC, a Delaware limited liability company

PAR POINT ARGUELLO LLC, a Delaware limited liability company

By: PAR PETROLEUM CORPORATION,
a Delaware corporation, as Sole Member of
each of the foregoing companies

By:	/s/ Christopher M. Micklas
Name: Christopher M. Micklas
Title: Chief Financial Officer

Signature Page to Eleventh Amendment to Delayed Draw Term Loan Credit Agreement

ADMINISTRATIVE AGENT:

JEFFERIES FINANCE LLC

By:	/s/ J. Paul McDonnell
Name:	J. Paul McDonnell
Title:	Managing Director

Signature Page to Eleventh Amendment to Delayed Draw Term Loan Credit Agreement

ZCOF PAR PETROLEUM HOLDINGS, L.L.C.,
as Lender (Executing with Respect to its Tranche B Loans)

By:	/s/ Jon Wasserman
Name:	Jon Wasserman
Title:	Vice President

Signature Page to Eleventh Amendment to Delayed Draw Term Loan Credit Agreement